Page 14                       AMENDMENT NO. 1

     AMENDMENT NO. 1 to Revolving Credit and Term Loan Agreement dated as of October 31, 1995 ("the Credit Agreement") by and among Guest Supply, Inc., Guest Packaging, Inc. and Breckenridge-Remy Co. (collectively, the "Borrower") and PNC Bank, National Association and First Union National Bank, formerly known as First Fidelity Bank, N.A. (each a "Lender" and collectively the "Lenders") and PNC Bank, National Association as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.

                                WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in order to amend certain of the financial covenants contained therein and provide for a temporary overadvance beyond availability in accordance with the current borrowing base, as described hereinafter; and

     WHEREAS, the Lenders are willing to amend the Credit Agreement to reflect such changes and make such other revisions as the Lenders deem appropriate and desirable.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

     1. All references to this "Agreement" shall refer to the Credit Agreement, as amended by this Amendment No. 1, and as the same may hereafter be amended, supplemented or otherwise modified from time to time.

     2.   As of the effective date hereof:

          (a) the term "Commitment" as defined in Section 1.1 Defined Terms, shall be deemed amended to add, as a proviso immediately following the material which appears in parentheses in sub-clause (ii) of said definition, the following language:

               "provided however, that during the period commencing on the effective date hereof, and automatically terminating on July 31, 1996, at which time any sums due over the Borrowing Base formula will be immediately due and payable, availability as calculated in accordance with the otherwise effective definition of the Borrowing Base shall be increased by the maximum of an additional $3,500,000 ($2,187,500 thereof attributable to PNC, and $1,312,500 thereof attributable to First Union) over the otherwise available limit under the Borrowing Base (the "Temporary Overline"), it being agreed, however, that the maximum to be

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               advanced to Borrower during the period in which the Temporary
               Overline is in effect shall in no event exceed $22,000,000 [to exemplify what is intended by the Temporary Overline, assuming that by calculating the Borrowing Base as currently defined in the Credit Agreement, the maximum advance which GSI could request would be $15,000,000 during the period the Temporary Overline is effective, said maximum would increase to $18,500,000; similarly, assuming that by calculating the Borrowing Base as currently defined in the Credit Agreement, the maximum advance which GSI could request would be $20,000,000, during the period the Temporary Overline is effective, said maximum would increase to $22,000,000];"

     (b) Subsection (a)(i) of Section 5.2, Certificates; Other Information, shall be deemed amended to delete the semi-colon and the word "and" which currently appears at the end of such sub-section, substitute the semi-colon with a comma, and add the following language after the comma:

               "provided however, that during the period that the Temporary Overline is in effect, a CFTR shall be required monthly, instead of quarterly, within ten (10) days of each month's end; and"

     (c) Subsection (d) of Section 5.2, Certificates; Other Information, shall be deemed amended to delete the semi-colon and the word "and" which currently appears at the end of such sub-section, substitute the semi-colon with a comma, and add the following language after the comma:

               "provided however, that during the period that the Temporary Overline is in effect, the Borrowing Base Certificate shall be provided by Borrower semi-monthly rather that monthly, as of the 15th and the last day of each said month; and'

     (d)  Section 6.12 is hereby amended in its entirety as follows:

               "6.12 Liabilities/Tangible Net Worth. Permit the ratio of liabilities (other than Subordinated Debt) of GSI and its consolidated Subsidiaries to Consolidated Tangible Net Worth at the end of any fiscal quarter of GSI to be greater than
               1.80 for any fiscal quarter ending through GSI's fiscal quarter ending September 30, 1996; greater than 1.65 for any fiscal quarter ending through GSI's fiscal quarter ending September 30, 1997; greater than 1.50 for any fiscal quarter ending through GSI's fiscal quarter ending September 30, 1998; or greater than 1.20 for any fiscal quarter thereafter."

          (e)  Section 6.13 is hereby amended in its entirety as follows:

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               "6.13 Quick Ratio.  Permit the ratio of Consolidated Quick Assets to Consolidated Current Liabilities to be less than .55 at the end of any fiscal quarter of GSI through the fiscal quarter ending September 30, 1996; or less than .60 at the end of any fiscal quarter of GSI thereafter.

     (f)  Section 6.14 is hereby amended in its entirety as follows:

               "6.14 Cash Flow Test. Permit the Cash Flow Test Ratio, applicable to each quarter of GSI independently (and not in relation to four consecutive quarters as had previously been the case) to be less than 1.00 at the quarter ending June 30, 1996; less than 1.50 at each quarter ending September 30, 1996, December 31, 1996 and March 31, 1997; thereafter, from the quarter ending June 30, 1997 through the Maturity Date, not permit the Cash Flow Ratio Test to be less than 1.50 at the end of any period of four consecutive fiscal quarters of GSI; provided however, that the Cash Flow Ratio Test shall not be applied at all to GSI's quarter ending March 31, 1996.

3. In consideration of the Lender's agreeing to enter into this Amendment No. 1, on or before the effective date hereof Borrower shall pay to the Agent for the benefit of and disbursement to the Lenders, an amendment fee of $10,000 of which $6,250 is payable to PNC and $3,750 is payable to First Union.

4. In order to induce the Lenders to enter into this Amendment No. 1, the Borrower makes the following representations and warranties which shall survive the execution and delivery hereof:

     (a) All of the representations made by or on behalf of the Borrower in the Credit Agreement are true on and as of the date hereof;

     (b) This Amendment No. 1 has been duly authorized, executed and delivered by the Borrower;

     (c) Neither the execution and delivery of this Amendment No. 1 by the Borrower, nor consummation by the Borrower of the transactions herein contemplated, nor compliance by the Borrower with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the Borrower's Certificate of Incorporation or By-Laws, (ii) any agreement or instrument to which the Borrower is now a party or by which the Borrower, or to which the property of the Borrower, is, or may be, bound, or constitute a default thereunder, or result thereunder in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance or any nature whatsoever upon any of the properties or assets of the Borrower, or (iii) any judgement or order, writ, injunction or decree of any court; and

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     (d)  No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 1 by the Borrower.

5. This Amendment No. 1 shall become effective upon receipt by the Agent on behalf of the Lenders of a fully executed original hereof.

6. Except as expressly amended by this Amendment No. 1 all terms and provisions of the Credit Agreement, and all rights of the Lenders and all obligations of the Borrower thereunder shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the 30th day of April, 1996.

                         BORROWERS:

                         GUEST SUPPLY, INC.

                         BY:  s/Paul Xenis
                              --------------------------------
                              Name: Paul Xenis
                              Title: VP, Finance

                         GUEST PACKAGING, INC.

                         BY:  s/Paul Xenis
                              --------------------------------
                              Name: Paul Xenis
                              Title: Assistant Secretary

                         BRECKENRIDGE-REMY CO.

                         BY:  s/Paul Xenis
                              --------------------------------
                              Name: Paul Xenis
                              Title: Assistant Secretary

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                         LENDERS:

                         PNC BANK, NATIONAL ASSOCIATION

                         BY:  s/Kevin Drew
                              -------------------------------
                              Name: Kevin D. Drew
                              Title: Vice President

                         FIRST UNION NATIONAL BANK
                         FORMERLY KNOWN AS FIRST
                         FIDELITY BANK, N.A.

                         BY:  s/James T. King
                              -------------------------------
                              Name: James T. King
                              Title: Vice President

                         AGENT:

                         BY:  s/Kevin D. Drew
                              -------------------------------
                              Name: Kevin D. Drew
                              Title: Vice President